KABANI & COMPANY, INC.
Certified Public Accountants
6033 West Century Blvd., Suite 810, Los Angeles, CA 90045
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                                                            Phone (310) 694-3590
                                                              Fax (310) 410-0371
                                                                www.kabanico.com

August 2, 2006

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Case Financial, Inc.
      File No. 0-27757

We have read the statements that we understand Case Financial, Inc. will include under Item 4.01 of the Form 8-K report, dated August 1, 2006, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,


/s/ Kabani & Company, Inc.